MERRILL LYNCH CONVERTIBLE FUND, INC.
                                 P.O. BOX 9011
                        PRINCETON, NEW JERSEY 08543-9011

                                     PROXY
          This proxy is solicited on behalf of the Board of Directors

      The undersigned hereby appoints Terry K. Glenn, Robert Harris and Ira P. Shapiro as proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote, as designated below, all of the shares of common stock of Merrill Lynch Convertible Fund, Inc., ("the Fund") held of record by the undersigned on July 17, 2000 at a Special Meeting of Stockholders of the Fund to be held on September 13, 2000 or any adjournment thereof.

      THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSAL 1.

      By signing and dating this card, you authorize the proxies to vote the proposal as marked, or if not marked, to vote "FOR" the proposal, and to use their discretion to vote for any other matter as may properly come before the meeting or any adjournment thereof. If you do not intend to personally attend the meeting, please complete and return this card at once in the enclosed envelope.

      Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as an attorney or as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized persons.

TO VOTE, MARK BOXES BELOW IN BLUE OR BLACK INK AS FOLLOWS:     KEEP THIS PORTION
                                                               FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED:           DETACH AND RETURN
                                                               THIS PORTION ONLY

Vote on Proposal

1. To approve the Agreement and Plan of Reorganization between Merrill Lynch Capital Fund, Inc. and Merrill Lynch Convertible Fund, Inc.

               FOR  [ ]           AGAINST  [ ]          ABSTAIN  [ ]

2. To transact such other business as may properly come before the Meeting or any adjournment thereof.

______________________________________  ________________________________________

______________________________________  ________________________________________
Signature (PLEASE SIGN        DATE      Signature (PLEASE SIGN        DATE
WITHIN BOX)                             WITHIN BOX)